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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          ----------------------------

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




                                 Date of Report
                                  May 15, 1998




                             MARTIN INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)




               0-26228                                  63-0133054
        (Commission File No.)                (IRS Employer Identification No.)




      301 East Tennessee Street
          Florence, Alabama                                35630
(Address of principal executive offices)                (Zip Code)



                                 (256) 767-0330
               (Registrant's telephone number including area code)


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ITEMS 5.          OTHER EVENTS.

         The Registrant has disclosed previously in its periodic reports filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, production and design problems with certain products manufactured by Hunter Technology Inc. As previously reported, the corrections have been implemented with respect to these product problems, and all but one of the affected products are back in production; however, the Registrant has stated that it believed it might incur additional costs to make further corrections with respect to products shipped prior to the discovery of the production and design problems. The Registrant has substantially completed its evaluation of this potential exposure, and the Registrant currently does not believe that it will incur costs to make further corrections with respect to such products shipped prior to the discovery of the production and design problems which will have a material adverse effect on the financial condition or results of operations of the Registrant. This statement constitutes a "forward-looking" statement and involves certain assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statement. These assumptions, risks and uncertainties include, but are not limited to, those discussed or indicated in page 28 of the Registrant's Annual Report on Form 10-K for the period ended December 31, 1997, under the heading "Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995," and in all documents filed by the Registrant with the Securities and Exchange Commission. The Registrant disclaims any obligation to update this forward-looking statement following the date of this report, whether as a result of new information, future events or otherwise.




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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                MARTIN INDUSTRIES, INC.



Date:  May 15, 1998                 By      /s/ RODERICK V. SCHLOSSER
                                       ---------------------------------
                                                 Roderick V. Schlosser
                                       Vice President - Chief Financial Officer
                                                     and Secretary